EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement (No. 333-43444) of First Security Bancorp, Inc., of our report dated January 27, 2000 on the financial statements of First Security Bancorp, Inc. as of December 31, 1999 and 1998 and for the years then ended. We also consent to the reference to us under the heading "Experts" in the prospectus.


/s/Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Lexington, Kentucky

September 18, 2000